SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2015, the Walgreens Boots Alliance, Inc. (the “Company”) Board of Directors elected George R. Fairweather as Executive Vice President, Global Chief Financial Officer and Principal Accounting Officer of the Company effective February 20, 2015. Mr. Fairweather succeeds Timothy R. McLevish, who is resigning as Executive Vice President and Global Chief Financial Officer and the principal accounting officer of the Company effective February 20, 2015 and who is expected to continue with the Company in a consulting role until August 20, 2015. Mr. McLevish notified the Company of his intention to resign on January 20, 2015.

Mr. Fairweather, age 57, has served as the Group Finance Director of Alliance Boots GmbH since its formation in July 2006. He joined Alliance UniChem plc in the same position in 2002 and later led the financial integration during the merger with Boots Group. Previously he was Group Finance Director of Elementis plc (joining when it was Harrisons and Crosfield plc) and before that, group finance director of Dawson International plc, both UK-based international groups with a significant U.S. presence. Earlier in his career, Mr. Fairweather worked for Dixons Group plc in the UK and U.S., Procter & Gamble and KPMG Thomson McLintock. He also has served as a director of Alliance Boots GmbH. He is a member of the Institute of Chartered Accountants for Scotland.

Mr. Fairweather will be eligible to participate in the Company’s stock-based incentive programs providing for stock option, restricted stock unit and performance share grants and the Executive Severance and Change in Control Plan described in the Form 10-K/A filed by Walgreen Co. with the Securities and Exchange Commission on November 20, 2014 (the “Form 10-K/A”). Other terms of Mr. Fairweather’s compensation will be disclosed in a subsequent Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Fairweather and any other persons pursuant to which he was elected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K, except as described herein. As an executive officer and director of Alliance Boots GmbH and a participant in the Alliance Boots Management Equity Plan (“MEP”) prior to consummation of the Second Step Transaction (as defined in the Form 10-K/A) on December 31, 2014, Mr. Fairweather directly or indirectly participated in certain transactions with Walgreen Co. which are described in Item 13 of the Form 10-K/A, which description is incorporated herein by reference. Upon consummation of the Second Step Transaction on December 31, 2014, the portion of the Second Step Transaction consideration paid to Mr. Fairweather or his spouse by reason of his interests in the MEP was approximately $6.2 million in cash (based on an exchange rate of approximately £1=$1.56 as of December 31, 2014) and 342,120 shares of Company common stock (with a value of approximately $26.1 million based on the $76.20 closing price of the Company’s common stock as reported on the NASDAQ Stock Market on December 31, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: January 26, 2015	By:	/s/ Kathleen Wilson-Thompson

	Title:	Executive Vice President and Global Chief Human Resources Officer